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                                                               Exhibit 23(h)-15a

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

August 5, 1999


Prudential Insurance Company of America
751 Broad Street
Newark, NJ  07102
Attn:  Mary Cavanaugh, Esq.

Dear Ms. Cavanaugh:

Pursuant to Section 12.7 of the Participation Agreement, dated March 4, 1997 (the "Agreement"), among Prudential Insurance Company of America, on its own behalf and on behalf of each segregated asset account set forth on Schedule A of the Agreement, Berger Institutional Products Trust and Berger Associates, Inc. ("Berger"), Berger seeks your consent to an assignment. Berger desires to assign its interests, rights, duties and obligations under the Agreement to a newly formed subsidiary, Berger LLC. Berger LLC will be a Nevada limited liability company and will be registered as an investment adviser under the Investment Advisers Act of 1940 to which Berger will transfer all of its operating assets and business. Berger LLC will accept and assume all such assigned interests, rights, duties and obligations under the Agreement. Such assignment is intended to become effective September 30, 1999.

Please indicate your consent to such assignment by signing in the space indicated below, and returning the originally executed consent in the enclosed self-addressed, postage prepaid envelope.

Sincerely,

Berger Associates, Inc.


By:
   --------------------------------
   Brian S. Ferrie
   Vice President - Compliance

ACCEPTED AND AGREED TO
THIS _____ DAY OF __________, 1999

PRUDENTIAL INSURANCE COMPANY OF AMERICA


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------


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August 5, 1999


Berger Institutional Products Trust
210 University Boulevard, Suite 900
Denver, Colorado  80206
Attn:  Jack Thompson

Dear Mr. Thompson:

Pursuant to Section 12.7 of the Participation Agreement, dated March 4, 1997 (the "Agreement"), among Prudential Insurance Company of America, on its own behalf and on behalf of each segregated asset account set forth on Schedule A of the Agreement, Berger Institutional Products Trust and Berger Associates, Inc. ("Berger"), Berger seeks your consent to an assignment. Berger desires to assign its interests, rights, duties and obligations under the Agreement to a newly formed subsidiary, Berger LLC. Berger LLC will be a Nevada limited liability company and will be registered as an investment adviser under the Investment Advisers Act of 1940 to which Berger will transfer all of its operating assets and business. Berger LLC will accept and assume all such assigned interests, rights, duties and obligations under the Agreement. Such assignment is intended to become effective September 30, 1999.

Please indicate your consent to such assignment by signing in the space indicated below, and returning the originally executed consent in the enclosed self-addressed, postage prepaid envelope.

Sincerely,

Berger Associates, Inc.


By:
   --------------------------------
   Brian S. Ferrie
   Vice President - Compliance


ACCEPTED AND AGREED TO
THIS _____ DAY OF __________, 1999

BERGER INSTITUTIONAL PRODUCTS TRUST


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------